Exhibit 99.1

AI Company Brand Engagement Network Announces Agreement to Acquire German Media Technology Leader Cataneo Gmbh

October 30, 2024

Acquisition to Expand BEN’s Global Media Reach

JACKSON, Wyo., October 30, 2024 (GLOBE NEWSWIRE) — Brand Engagement Network, Inc.(BEN) (NASDAQ: BNAI), a global leader in secure and reliable conversational AI solutions for businesses and consumers, today announced it has agreed to acquire 100% of Cataneo Gmbh (Cataneo), a privately-owned media technology company based in Munich, Germany, in a cash and stock transaction.

Cataneo, a leader in media technology, offers an all-in-one solution for ad sales, inventory management, and campaign optimization. The company has been profitable throughout the years, with its platform helping broadcast and entertainment companies streamline operations, increase revenue, and enhance audience engagement. By integrating BEN’s advanced Generative AI, Cataneo is poised to strengthen its offerings and deliver even greater value to its brands and customers.

Cataneo’s Mydas platform is a rapidly growing, highly sophisticated air-time sales management and ad traffic system managing over 5 billion euros in annual media spending. Supporting over 5,000 users and more than 1,000 media brands across four continents, the Mydas platform operates on a robust recurring revenue model. It offers a fully integrated, 100% SaaS cloud solution consolidating all advertising inventories into a common currency on a single platform.

Combined Synergies Enhance Conversational Gen-AI for Global Media Brands

“We believe the combination of BEN’s safe, intelligent, and scalable Generative AI platform, with Cataneo’s Mydas tools, can transform how brands engage with their customers,” said Paul Chang, Chief Executive Officer of BEN. “This acquisition marks a significant step towards the future of interactive advertising, where consumers are not just marketed to, but actively engaged with, leading to more meaningful and enhanced online experiences.”

Cataneo’s Chief Executive Officer, Renato Rocha Pinto, expressed his excitement about the partnership. He stated, “We believe combining our technologies will significantly enhance consumer engagement and substantially benefit our global clients. BEN’s AI has the capability to generate deep insights and explore innovative consumer engagement opportunities across various media outlets, extending beyond traditional platforms.”

The acquisition underscores BEN’s commitment to strategic growth through mergers and acquisitions, enabling BEN to expand the reach of its core AI platform to over 1,000 media brands. This positions BEN to lead the next generation of conversational Gen-AI engagement, providing consumers with real-time, accurate, and helpful information across various channels, including while on the move and driving.

While Cataneo will continue to serve its existing clients independently, the company plans to collaborate closely with BEN to integrate AI into its internal processes and provide enhanced customer tools. The combined strength of BEN’s Generative AI and Cataneo’s platform is expected to expand Cataneo’s global presence significantly.

Transaction Details

The total purchase price for the acquisition is $19.5 million, comprised of $9.0 million in cash and 4.2 million shares of BEN common stock at an agreed-upon value of $2.50 per share. Depending on certain conditions before closing, a portion of the shares may be converted into the right to receive up to $3.0 million in cash. Upon closing, Cataneo will become a wholly owned subsidiary of BEN, with plans to expand operations in the U.S. and Latin America. This acquisition positions both companies for significant growth in the broadcast and agency premium advertising workflow management solutions market, a $2.0 billion segment within the broader $45 billion global media technology market. Renato Rocha Pinto will continue as Cantaneo’s Chief Executive Officer after the acquisition.

The transaction is subject to securing financing on mutually agreeable terms and obtaining customary regulatory approvals and guarantees by certain BEN shareholders. It is expected to close in the fourth quarter of 2024.

For more information about BEN’s safe, intelligent, scalable AI, please visit www.beninc.ai. For details about Cataneo, please visit www.cataneo.tv.

About BEN

Brand Engagement Network is a global leader providing secure and reliable conversational AI solutions for businesses and consumers. With offices in Jackson, Wyoming, and Seoul, South Korea, BEN offers a powerful and flexible platform that enhances customer experiences, boosts productivity, and delivers business value. At the heart of BEN’s offerings are AI-powered digital assistants and lifelike avatars, providing more personal and engaging experiences through browsers, mobile applications, and even life-size kiosks. These safe, intelligent, and inherently scalable AI solutions empower businesses to efficiently serve customers using validated data delivered through SaaS, Private Cloud, and On-Premises technology. BEN’s commitment to data sovereignty ensures that consumer and business data remain private, protected, and wholly owned by the respective parties. BEN’s mission is to make AI friendly and helpful for all, ensuring more people benefit from the AI-enhanced world.

About Cataneo

Cataneo is a global provider of comprehensive media management solutions for linear, non-linear, and digital media, headquartered in Munich, Germany. Cataneo’s platform is highly customizable and scalable and offers end-to-end solutions for advertising sales, traffic management, and campaign optimization across multiple media channels. With over two decades of experience, Cataneo supports over 1,000 media brands across 200+ channels in 4 continents, providing cutting-edge tools for inventory management, yield optimization, and programmatic ad sales. The company’s flagship platform, MYDAS, empowers media businesses to optimize revenues and streamline operations with advanced data analytics, CRM integration, and real-time reporting. Cataneo’s mission is to bridge the gap between media buyers, sellers, and platforms, offering a unified ecosystem for seamless media transactions and enhanced audience engagement.

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results, including the closing and anticipated benefits of the acquisition of Cataneo (the “Cataneo Acquisition”). Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to: (i) uncertainties as to the timing of the Cataneo Acquisition; (ii) the risk that the Cataneo Acquisition may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Cataneo Acquisition, including the ability to obtain financing to fund the Cataneo Acquisition on terms that are agreeable to the parties or at all; (iv) the possibility that any or all of the various conditions to the consummation of the Cataneo Acquisition may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) or required major shareholder guarantees; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; (vi) the effect of the announcement or pendency of the transactions contemplated by the purchase agreement on BEN’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from BEN’s ongoing business operations; (viii) uncertainty as to the timing of completion of the Cataneo Acquisition; (ix) risks that the benefits of the Cataneo Acquisition are not realized when and as expected; and (x) (A) the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in the BEN’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond BEN’s ability to control or predict. These forward-looking statements necessarily involve assumptions on BEN’s part. These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions. All forward-looking statements attributable to the Company or persons acting on BEN’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. BEN disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Media Contact

Amy Rouyer

BEN - Safe, Intelligent, Scalable AI

E: amy@beninc.ai

P: 503-367-7596

Investor Relations

Christine Marchuska

E: cmarchuska@allianceadvisors.com

P: 917-232-0852

Source: Brand Engagement Network, Inc. (BEN)